Amendment No. 2 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Pacific Life & Annuity Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”) and Pacific Life & Annuity Company (the “Company”).

WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of March 17, 2008, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds and variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of May 23, 2012.

FRANKLIN TEMPLETON SERVICES, LLC		PACIFIC LIFE & ANNUITY COMPANY

By:	/s/ Dennis R. Rothe	By:	/s/ Jose T. Miscolta
Name:	Dennis R. Rothe	Name:	Jose T. Miscolta
Title:	Vice President	Title:	Assistant Vice President

		Attest:	Jane M. Guon
		Name:	Jane M. Guon
		Title:	Corporate Secretary

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement. Only one fee rate is in effect for each Contract; for each Contract higher fee rates supersede and replace lower fee rates, which are shown for reference only.

#	Company Name	Product Name/ Securities Act No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee

1.	Pacific Life & Annuity Company	Pacific Innovations Select 333-71081	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

2.	Pacific Life & Annuity Company	Pacific Odyssey 333-100907	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

3.	Pacific Life & Annuity Company	Pacific Portfolios 333-122914	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

4.	Pacific Life & Annuity Company	Pacific Portfolios for Chase 333-122914	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

5.	Pacific Life & Annuity Company	Pacific Value 333-107571	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

6.	Pacific Life & Annuity Company	Pacific Voyages 333-136598	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

7.	Pacific Life & Annuity Company	Pacific Explorer 333-141136	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

#	Company Name	Product Name/ Securities Act No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee

8.	Pacific Life & Annuity Company	Pacific Journey 333-145824	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

9.	Pacific Life & Annuity Company	Pacific Value Edge 333-148891	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

10.	Pacific Life & Annuity Company	Pacific One Select 333-160773	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4

Franklin Templeton VIP Founding Funds Allocation Fund – Class 4 Franklin Templeton VIP Founding Funds Allocation Fund – Class 2

11.	Pacific Life & Annuity Company	Pacific Destinations 333-160131	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4

Class 2 Shares:

Franklin Templeton VIP Founding Funds Allocation Fund

Mutual Global Discovery Securities Fund

Templeton Global Bond Securities Fund

Class 4 Shares:

Franklin Templeton VIP Founding Funds Allocation Fund

12.	Pacific Life & Annuity Company	Pacific Select Exec II - NY 333-80825	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

13.	Pacific Life & Annuity Company	Pacific Select Exec III - NY 333-106721	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

14.	Pacific Life & Annuity Company	Pacific Select Exec IV - NY 333-138906	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

15.	Pacific Life & Annuity Company	Pacific Select Exec V - NY 333-153085	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

#	Company Name	Product Name/ Securities Act No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee

16.	Pacific Life & Annuity Company	Pacific Select Estate Preserver - NY 333-62446	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

17.	Pacific Life & Annuity Company	Magnastar – NY (Not Registered)	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

18.	Pacific Life & Annuity Company	Magnastar – Survivorship NY (Not Registered)	Templeton Global Bond Securities Fund – Class 2 Templeton Foreign Securities Fund – Class 2

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